UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed on January 7, 2021, Plug Power Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) dated as of January 6, 2021 with Grove Energy Capital LLC (“Grove Energy”), Plutus Capital NY, Inc. and SK E&S Americas, Inc., each of which is a subsidiary of SK Holdings Co., Ltd. (“SK Holdings”), in connection with a strategic partnership. On February 24, 2021, the Company consummated the transactions contemplated by the Purchase Agreement, including issuing and selling to Grove Energy 54,966,188 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $29.2893 per share or an aggregate purchase price of approximately $1.6 billion (the “Investment”). Grove Energy owns approximately 9.6% of the issued and outstanding Common Stock immediately following the Investment.

In connection with the closing of the Investment, on February 24, 2021, the Company, Grove Energy, SK Holdings and SK E&S Co., Ltd. (“SK E&S”) entered into an Investor Agreement (the “Investor Agreement”) providing for certain rights and restrictions relating to the Investment as described in the Current Report on Form 8-K filed on January 7, 2021. A copy of the Investor Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement and the Investment is incorporated herein by reference. The Company offered and sold the shares of Common Stock in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company is relying on this exemption from registration based in part on representations made by Grove Energy in the Purchase Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Investor Agreement, on February 24, 2021, the Company’s Board of Directors (the “Board”) appointed Kyungyeol Song as a director of the Company, effective immediately. Mr. Song has been designated as a Class III director to serve until the Company's 2023 Annual Meeting of Stockholders or until his successor has been duly elected and qualified, or until his earlier death, removal or resignation. The Board has determined that Mr. Song is an independent director as defined in the NASDAQ Stock Market listing standards. The Investor Agreement provides that Grove Energy is entitled to designate one person (the “SK Designee”) to be appointed to the Board and Grove Energy selected Mr. Song as the SK Designee. Grove Energy has the right to require the Board to nominate an SK Designee for election to the Board by the stockholders of the Company at annual stockholder meetings until the earliest of (i) the date on which Grove Energy and affiliates beneficially own less than 4.0% of the issued and outstanding Common Stock, (ii) February 24, 2023 in the event that the Company and SK E&S have not entered into a definitive joint venture agreement with respect to a joint venture in Asia (the “Asia JV Agreement”), and (iii) any expiration or termination of the Asia JV Agreement.

In accordance with the Investor Agreement, Mr. Song will not receive compensation from the Company for his service on the Board. In connection with his appointment to the Board, the Company and Mr. Song entered into the Company’s standard indemnification agreement for non-employee directors.

There are no transactions in which Mr. Song has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 25, 2021, the Company issued a press release with respect to the closing of the Investment. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Investor Agreement dated as of February 24, 2021 by and among Plug Power Inc., Grove Energy Capital LLC, SK Holdings Co., Ltd. and SK E&S Co., Ltd.

99.1	Press Release of Plug Power Inc. dated February 25, 2021

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: February 25, 2021	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer

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